Exhibit 10.2

STANDALONE NONQUALIFIED

STOCK OPTION AGREEMENT

Option No. O-DIR-2026-02 | Grant Date: August 7, 2026

Optionee	Option Shares	Exercise Price	Expiration
Darren Kenney	1,000,000	$0.033 per share	Fifth anniversary of Grant Date

Nightfood Holdings, Inc., a Nevada corporation (the “Company”), hereby grants to Darren Kenney (the “Optionee”), as compensation solely for service on the Company’s Board of Directors and its committees, a standalone nonqualified stock option (the “Option”) to purchase the number of shares of Company common stock stated above, subject to this Agreement. The Option is granted outside any stockholder-approved equity plan.

1. Definitions

“Common Stock” means the Company’s common stock, par value $0.001 per share. “Option Shares” means, initially, 1,000,000 shares of Common Stock subject to the Option, as adjusted in accordance with Section 6. “Board Service” means service as a member of the Company’s Board of Directors. “Change in Control” means (a) a merger or consolidation after which the Company’s pre-transaction voting security holders own less than a majority of the surviving entity’s voting power, (b) a sale of all or substantially all of the Company’s assets, or (c) acquisition by a person or group of more than 50% of the Company’s outstanding voting power, excluding an internal reorganization that does not materially change beneficial ownership. “Fair Market Value” means the closing sale price of a share reported on the Primary Trading Market on the relevant date or, if no sale is reported that day, on the immediately preceding trading day, unless the Board consistently adopts another reasonable market-transaction method permitted by applicable law. “Primary Trading Market” means the OTC market tier, national securities exchange, or other principal market on which the common stock is then quoted or traded.

2. Exercise Price

The exercise price is $0,033 per share (the “Exercise Price”), which the Board has determined equals the greater of (a) $0.033 and (b) Fair Market Value on the Grant Date, subject only to equitable adjustment under Section 6. The actual Exercise Price must be completed in this Agreement before it is delivered for signature. The Exercise Price may not be reduced without further Board approval and compliance with applicable law and exchange rules.

3. Vesting

The Option vests and becomes exercisable as to 250,000 Option Shares on each of the three-month, six-month, nine-month, and twelve-month anniversaries of the Grant Date, subject to the Optionee’s continuous Board Service through the applicable date. Fractions are not created. Upon cessation of Board Service, the unvested portion is immediately forfeited without payment, while the vested portion remains exercisable until the Expiration Date. Immediately before a Change in Control, any then-unvested portion will vest in full, subject to consummation of the Change in Control.

4. Term and Exercise

The vested portion may be exercised at any time after vesting and before 5:00 p.m. Pacific Time on the fifth anniversary of the Grant Date (the “Expiration Date”). To exercise, the Optionee must deliver a completed Notice of Exercise in the form attached as Exhibit A and pay the aggregate Exercise Price. The Company need not issue shares until applicable legal, tax, transfer-agent, and payment requirements are satisfied.

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5. Payment; Net Exercise

The Optionee may pay by wire transfer, cashier’s check, or another method accepted by the Company. If Fair Market Value exceeds the Exercise Price, the Optionee may elect net exercise. On net exercise, the Company will withhold the smallest whole number of shares having an aggregate Fair Market Value equal to or greater than the aggregate Exercise Price and issue the remaining whole shares. No fractional share or cash in lieu is due. A broker-assisted exercise is available only if the Company affirmatively establishes a compliant program.

6. Capital Adjustments

If the Company effects a stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification, or similar change without receiving consideration, the Board will equitably adjust the number and kind of Option Shares and the Exercise Price so the Optionee’s aggregate economic position immediately after the change is substantially equivalent to the position immediately before it. No adjustment will increase the aggregate exercise price for the then-outstanding portion, except for rounding. The Board’s good-faith determination is binding absent manifest error.

7. Corporate Transactions

In a merger, consolidation, sale of substantially all assets, or similar transaction, the Company may require assumption or substitution of the vested Option by the successor, permit exercise immediately before closing, or terminate the Option at closing in exchange for the positive spread value, if any, payable in the same form of consideration generally paid to common stockholders. If the per-share transaction value does not exceed the Exercise Price, the Company may terminate the Option without payment after reasonable notice and an opportunity to exercise.

8. No Stockholder Rights

The Optionee has no voting, dividend, inspection, preemptive, or other stockholder right with respect to Option Shares until those shares are validly issued upon exercise and entered in the Company’s records.

9. Securities-Law Restrictions

Neither the Option nor the Option Shares have necessarily been registered under the Securities Act of 1933. The Company may rely on an available exemption or a subsequently effective registration statement. Unless the Company determines otherwise, shares issued on exercise will be restricted securities and may bear restrictive legends or be subject to stop-transfer instructions. The Company has no obligation to register the Option or Option Shares or make them freely tradable.

10. Investment and Compliance Representations

At grant and each exercise, the Optionee represents that the Option and Option Shares are acquired for compensation and investment and not with a present view to an unlawful distribution; the Optionee has access to the Company’s public reports and information reasonably requested; and the Optionee can bear the economic risk of illiquid securities. The Optionee will comply with the Company’s insider-trading, hedging, pledging, lock-up, and market-standoff policies applicable to directors.

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11. Transfer Restrictions

The Option may not be sold, assigned, pledged, hypothecated, or otherwise transferred, except by will or the laws of descent and distribution. During the Optionee’s lifetime, only the Optionee may exercise it. A prohibited transfer is void. The Company may transfer its obligations to a successor that assumes them.

12. Nonqualified Status; Taxes and Reporting

The Option is a nonqualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. The Optionee is responsible for taxes arising from grant, vesting, exercise, or disposition. The Company may make required information reports and condition exercise or share delivery on arrangements satisfactory to the Company for any legally required withholding or reporting.

13. Section 409A Intent

The parties intend the Option to be exempt from Section 409A of the Internal Revenue Code because the Exercise Price is not less than Fair Market Value on the Grant Date and the Option contains no additional deferral feature. The Company does not guarantee a tax result, and no provision will be interpreted to permit a reduction of the Exercise Price or extension beyond the original term.

14. Administration

The Board administers the Option and may interpret this Agreement, determine Fair Market Value, correct clerical errors, adopt exercise procedures, and make factual determinations. Good-faith decisions are final and binding, subject to applicable law. No administrative action may reduce the Exercise Price, extend the Expiration Date, or materially impair a vested right without the Optionee’s written consent, except as required to comply with law.

15. Governing Law; Venue

This Agreement is governed by the laws of the State of Nevada, without regard to conflict-of-laws principles. Each party irrevocably submits to the exclusive jurisdiction of the state courts located in Los Angeles County, California and, if federal subject-matter jurisdiction exists, the United States District Court for the Central District of California for any action arising out of or relating to this Agreement, and waives any objection based on personal jurisdiction, venue, or forum non conveniens.

16. Notices

A notice must be in writing and delivered personally, by nationally recognized overnight courier, or by email with confirmation of transmission, to the address or email most recently designated in the Company’s records. Notice is effective upon receipt.

17. Entire Agreement; Amendment; Waiver

This Agreement and the related Director Service Agreement constitute the complete agreement concerning the Option and Board service compensation addressed by each instrument. An amendment or waiver must be in a writing signed by the Company and Optionee, except for an adjustment or administrative action expressly permitted above. A waiver applies only to the matter stated and is not a continuing waiver.

18. Severability; Counterparts; Electronic Signatures

If a provision is held invalid or unenforceable, it will be enforced to the maximum extent permitted and the remainder will continue in effect. This Agreement may be signed in counterparts and by electronic signature, each of which is an original and all of which together constitute one instrument.

AGREED AND ACCEPTED:

Nightfood Holdings, Inc.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer

/s/ Darren Kenney
Darren Kenney, Optionee

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EXHIBIT A

NOTICE OF EXERCISE

To: Nightfood Holdings, Inc.

Option No.: O-DIR-2026-02

The undersigned elects to purchase __________________ Option Shares under the above Option.

Payment method (check one):

[   ] Cash payment of $__________________.

[   ] Net exercise under Section 5.

Please issue the shares as follows:

Registered holder: ______________________________________________

Address: ______________________________________________________

Tax identification number: ________________________________________

The undersigned confirms the representations and compliance obligations in the Option Agreement as of the exercise date.

____________________________________

Darren Kenney, Optionee

Date: __________________________________

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